Exhibit 10.5

30009 Van Dyke Avenue

Warren, Michigan 48090

October 29, 2009

Remy Inc.

STREET ADDRESS

CITY, STATE ZIP

COUNTRY

Re:	Agreement to Resolve Objection to Cure Notice

Dear GM Supplier:

This letter is an agreement between General Motors Company (formerly NGMCO, Inc.) (“Purchaser”) and Remy Inc., on behalf of itself and its subsidiaries and affiliates (collectively, “Supplier”), relating to the resolution of Supplier’s objection (the “Objection”) to a notice of intent to assume and assign certain executory contracts and/or unexpired leases (the “Cure Notice”) under § 365 of the Bankruptcy Code (11 U.S.C. §§ 101 et seq.) and to evidence the agreement whereby Purchaser is satisfying all Cure Amounts as defined in the Sale Order (as defined below).

On June 1, 2009 (the “Petition Date”), Motors Liquidation Company (formerly General Motors Corporation) (“Old GM”) and its debtor-subsidiaries commenced Case No. 09-50026 (the “Bankruptcy Case”) currently pending before the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). Old GM issued to Supplier the Cure Notice in accordance with the Bankruptcy Court’s order approving, among other things, procedures for the sale of substantially all of GM’s assets pursuant to § 363 of the Bankruptcy Code (the “363 Transaction”), which was entered on June 2, 2009 [Docket No. 274] (the “Sale Procedures Order”).1 Subsequently, on July 5, 2009, the Bankruptcy Court entered its Order approving the 363 Transaction. The Cure Notice identifies certain executory contracts and/or unexpired leases (each an “Agreement” and, collectively, the “Agreements”) that Old GM proposes to assume and assign to the Purchaser in accordance with the Sale Order. The Cure Notice also sets forth GM’s proposed amount to cure all prepetition defaults under the Agreement(s), as required by § 365(b) of the Bankruptcy Code (the “Proposed Cure Amount”).

On June 12, 2009, Supplier filed the Objection to the Cure Notice pocket No. 831].

[1]	Undefined capitalized terms used in this Agreement have the meanings set forth in the Sale Procedures Order (defined below).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Supplier and Purchaser agree as follows:

1. Assumption and Assignment. Effective upon the Supplier’s and Purchaser’s execution of this letter agreement, the Agreement(s)’ status on the Contract Website shall be changed to reflect “Assumed”.

2. Agreed Cure Amount. To the extent not previously paid in the ordinary course of business, within five (5) business days following Supplier’s and Purchaser’s execution of this letter agreement, Purchaser will pay to Supplier $5,216,072 (the “Agreed Cure Amount”), which represents Supplier’s and Purchaser’s agreement in satisfaction of any and all Cure Amounts (as defined in the Sale Order) in respect of the Agreements to be assigned to Purchaser. Supplier agrees that Purchaser’s payment of the Agreed Cure Amount is in full and final satisfaction of all claims as of October 29, 2009 of Supplier against Old GM and Purchaser, (excluding, any claims filed in this bankruptcy proceeding against Old GM regarding Supplier’s 1994 Asset Purchase Agreement with Debtor/Old GM), as the case may be, or any of their respective affiliates or subsidiaries arising under or related to the Agreement(s) and that paragraph 25 of the Sale Order shall be in full force and effect as between Supplier and Purchaser, upon Supplier’s receipt of payment of the Agreed Cure Amount.

3. Postpetition Obligations. Purchaser will perform all obligations that arise or come due under the Agreement(s) on or after the Petition Date as and when such obligations come due in accordance with the Agreements(s)’ terms in the ordinary course of business (the “Postpetition Obligations”).

4. Withdrawal of the Objection. To the extent not previously withdrawn, the Objection is withdrawn and Supplier will take all actions necessary to withdraw promptly the objection from the Bankruptcy Court’s docket.

5. Confidentiality. GM and Supplier agree that this letter agreement’s content is confidential and not intended for dissemination beyond the parties without the express written consent of each of the parties. Notwithstanding the foregoing, any party may disclose the existence and terms of this Agreement (i) to the extent required by law or by any governmental agency or required or requested to be disclosed pursuant to legal process (including discovery requests) or in connection with any bankruptcy, insolvency, or similar proceeding involving any of the parties, (ii) to the extent necessary to enforce this letter agreement and (iii) to any employee, officer, director, agent, affiliate, representative, investor, partner, member, shareholder, or actual or potential financing source of such party or such party’s affiliates (provided that any such person or entity is directed to maintain such information in confidence as contemplated by this Section and that such party shall be responsible and liable for the failure of any such person or entity to maintain such information in confidence as contemplated by this Section).

6. General Terms.

(a) This letter agreement and the Sale Order together is the entire understanding of the parties in connection with the subject matter of this letter agreement.

(b) The persons executing this letter agreement warrant that they have the corporate power and authority to execute this letter agreement and that this letter agreement has been duly authorized by the parties.

(c) This letter agreement may be executed in any number of counterparts and by each party hereto on separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same instrument. For purposes of this letter agreement, signatures obtained by facsimile or other electronic means will constitute original signatures.

(d) This letter agreement and the parties’ respective rights and obligations are binding upon their respective successors and assigns, and together with the rights and remedies of the parties under this letter agreement, inure to the benefit of the parties and their respective successors and assigns.

(e) This letter agreement may not be amended or modified unless the amendments or modifications are in writing signed by the parties.

(f) The parties to this letter agreement acknowledge and agree that the rights and interests of the parties under this letter agreement are intended to benefit solely the parties to this letter agreement.

(g) No delay or failure of the parties to exercise any respective right, power or privilege under this letter agreement will affect such right, power or privilege, nor will any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege.

(h) Should any provision of this letter agreement be held invalid, prohibited, or unenforceable in any one jurisdiction it will, as to that jurisdiction only, be ineffective to the extent of such holding without invalidating the remaining provisions of this letter agreement, and any such holding does not invalidate or render unenforceable that provision in any other jurisdiction wherein it would be valid and enforceable.

(i) This letter agreement is entered into among competent persons who are experienced in business and represented by counsel, and the parties and their respective counsel have carefully reviewed this letter agreement. Any ambiguous language in this agreement will not be construed against either party as the drafter of this letter agreement.

(j) This letter agreement is made in the State of New York and is governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

(k) This letter agreement is subject to all of the terms, conditions and limitations set forth in the Sale Order. In the event of any conflict between the terms of this letter agreement and the terms of the Sale Order, the terms of the Sale Order shall prevail. Nothing contained herein shall be deemed to alter, modify, expand or diminish the terms of the Sale Order except as modified in paragraph 2 herein.

7. CONSULTATION WITH COUNSEL. THE PARTIES ACKNOWLEDGE THAT THEY HAVE BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH COUNSEL OF THEIR CHOICE BEFORE EXECUTING THIS LETTER AGREEMENT AND ARE DOING SO WITHOUT DURESS, INTIMIDATION, OR COERCION AND WITHOUT RELIANCE UPON ANY REPRESENTATIONS, WARRANTIES, OR COMMITMENTS OTHER THAN THOSE REPRESENTATIONS, WARRANTIES, OR COMMITMENTS SET FORTH IN THIS LETTER AGREEMENT.

8. JURY TRIAL WAIVER. THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. THE PARTIES EACH KNOWINGLY, VOLUNTARILY, AND WITHOUT DURESS, INTIMIDATION, OR COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS LETTER AGREEMENT OR ANY OTHER AGREEMENTS BETWEEN THE PARTIES EXECUTED IN CONNECTION WITH THIS LETTER AGREEMENT. NO PARTY WILL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS JURY-TRIAL WAIVER UNLESS THE RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH THE RELINQUISHMENT WILL BE CHARGED.

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Please acknowledge your agreement to the above terms by signing in the space provided.

Very truly yours,

GENERAL MOTORS COMPANY (formerly NGMCO, Inc.)

By:
	Its:	Executive Director

Acknowledged and Agreed:

Remy Inc.,
On-behalf of itself and its subsidiaries and affiliates

By:
	Its:	PRESIDENT